UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

V. F. Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-05256	23-1180120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
105 Corporate Center Boulevard Greensboro, North Carolina 27408
(Address of principal executive offices) (zip code)

(336) 424-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2016, the Board of Directors of V.F. Corporation (“VF”), in furtherance of its management succession plan, elected Steven E. Rendle as Chief Executive Officer, effective January 1, 2017.  Mr. Rendle, 57, has been President and Chief Operating Officer, and a member of the VF Board of Directors (the “Board”), since June 2015. He served as Senior Vice President – Americas from April 2014 until June 2015 and as Vice President and Group President – Outdoor & Action Sports Americas from May 2011 until April 2014. Mr. Rendle began his career with The North Face® brand in 1999 and has held a progression of leadership roles with VF since that time. Upon the effective date of his promotion to Chief Executive Officer, Mr. Rendle will continue to be President, and will cease to be Chief Operating Officer.

Eric C. Wiseman will continue to serve as Chairman; he will step down from the position of Chief Executive Officer upon the promotion of Mr. Rendle effective January 1, 2017.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description

99.1	V.F. Corporation press release dated October 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION

Date: October 5, 2016	By:	/s/ Laura C. Meagher
		Name:	Laura C. Meagher
		Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	V.F. Corporation press release dated October 5, 2016.